As filed with the Securities and Exchange Commission on June 23, 2014

Registration No. 333-195666

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Ambrx, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	57-1147346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
10975 North Torrey Pines Road La Jolla, CA 92037 (858) 875-2400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lawson Macartney, Ph.D., B.V.M.S.

President and Chief Executive Officer

Ambrx, Inc.

10975 North Torrey Pines Road

La Jolla, CA 92037

(858) 875-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faye H. Russell, Esq. Michael E. Sullivan, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400	Thomas S. Levato, Esq. Maggie L. Wong, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ambrx, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-195666) solely for the purpose of re-filing Exhibits 10.13, 10.14, 10.15, 10.16, 10.21, 10.22, 10.27 and 10.32 to the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, and 17 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of June, 2014.

AMBRX, INC.

By:	/s/ Lawson Macartney, Ph.D., B.V.M.S.
Lawson Macartney, Ph.D., B.V.M.S. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawson Macartney, Ph.D., B.V.M.S.	President and Chief Executive Officer (Principal Executive Officer)
Lawson Macartney, Ph.D., B.V.M.S.		June 23, 2014

/s/ Crispina Calsada	Vice President of Finance (Principal Financial and Accounting Officer)
Crispina Calsada		June 23, 2014

*	Chairman of the Board	June 23, 2014
John D. Diekman, Ph.D.

*	Director	June 23, 2014
Eric H. Bjerkholt

*	Director	June 23, 2014
Christopher Fuglesang, Ph.D., J.D.

*	Director	June 23, 2014
Barry Greene

*	Director	June 23, 2014
Sheila Gujrathi, M.D.

*	Director	June 23, 2014
Allan Marchington, Ph.D.

*	Director	June 23, 2014
David B. Singer

*By:	/s/ Lawson Macartney, Ph.D., B.V.M.S.
Lawson Macartney, Ph.D., B.V.M.S. Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1(2)	Form of Underwriting Agreement

3.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect

3.2(1)	Amended and Restated Bylaws of the Registrant, as currently in effect

3.3(2)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the completion of this offering

3.4(2)	Form of Amended and Restated Bylaws of the Registrant, to be effective immediately prior to the completion of this offering

4.1(2)	Specimen stock certificate evidencing the shares of common stock

4.2(1)	Amended and Restated Registration Rights Agreement dated March 17, 2009

5.1(3)	Opinion of Latham & Watkins LLP

10.1#(2)	Form of Director and Executive Officer Indemnification Agreement

10.2#(1)	2003 Stock Option Plan and forms of option agreements thereunder

10.3#(1)	2013 Equity Incentive Plan and forms of option and restricted stock agreements thereunder

10.4#(2)	Non-Employee Director Compensation Policy

10.5#(1)	Executive Employment Agreement, dated as of January 6, 2013, by and between the Registrant and Dr. Lawson Macartney

10.6#(1)	Executive Employment Agreement, dated as of July 30, 2013, by and between the Registrant and Dr. Peter Kiener

10.7#(1)	Executive Employment Agreement, dated as of March 14, 2011, by and between the Registrant and Mr. Simon Allen

10.8#(1)	Executive Employment Agreement, dated as of February 1, 2004, by and between the Registrant and Dr. John W. Wallen, III

10.9#(1)	Amendment to Executive Employment Agreement, dated as of December 22, 2008, by and between the Registrant and Dr. John W. Wallen, III

10.10#(1)	Second Amendment to Executive Employment Agreement, dated as of February 1, 2014, by and between the Registrant and Dr. John W. Wallen, III

10.11#(1)	Severance and Change in Control Agreement, dated as of July 3, 2007, by and between the Registrant and Ms. Crispina Calsada

10.12#(1)	Amendment to Severance and Change in Control Agreement, dated as of December 22, 2008, by and between the Registrant and Ms. Crispina Calsada

10.13†	Collaboration and License Agreement (Relaxin), dated as of September 21, 2011, by and between the Registrant and Bristol-Meyers Squibb Company

10.14†	Collaboration and License Agreement (FGF21), dated as of September 21, 2011, by and between the Registrant and Bristol-Meyers Squibb Company

10.15†	Collaboration and Exclusive License Agreement (ADC), dated as of May 2, 2013, by and between the Registrant and Bristol-Meyers Squibb Company

10.16†	Research Collaboration, Option and Exclusive License Agreement, dated as of June 13, 2012, by and between the Registrant and Merck Sharp & Dohme Corp.

Exhibit Number	Description of Exhibit

10.17†(1)	Research Collaboration and Exclusive License Agreement, dated as of April 1, 2013, by and between the Registrant and Agensys, Inc.

10.18†(1)	Collaborative License Agreement, dated as of August 23, 2013, by and between the Registrant and The California Institute for Biomedical Research

10.19†(1)	License Agreement, dated as of August 26, 2003, by and between the Registrant and The Scripps Research Institute

10.20†(1)	Amendment No. 1 to the License Agreement, dated as of December 19, 2005, by and between the Registrant and The Scripps Research Institute

10.21†	Co-Development and License Agreement, dated as of June 14, 2013, by and between the Registrant and Zhejiang Medicine Co., Ltd.

10.22†	Collaborative Research, License & Commercialization Agreement, dated as of January 18, 2007, by and between the Registrant and Eli Lilly and Company

10.23†(1)	Amendment No. 1 to Collaborative Research, License & Commercialization Agreement, dated as of February 13, 2009, by and between the Registrant and Eli Lilly and Company

10.24†(1)	Amendment No. 2 to Collaborative Research, License & Commercialization Agreement, dated as of June 17, 2009, by and between the Registrant and Eli Lilly and Company

10.25†(1)	Amendment No. 3 to Collaborative Research, License & Commercialization Agreement, dated as of December 21, 2009, by and between the Registrant and Eli Lilly and Company

10.26†(1)	Amendment No. 4 to Collaborative Research, License & Commercialization Agreement, dated as of February 9, 2010, by and between the Registrant and Eli Lilly and Company

10.27†	Fifth Amendment to Collaborative Research, License & Commercialization Agreement, dated as of December 15, 2011, by and between the Registrant and Eli Lilly and Company

10.28(1)	Lease Agreement, dated as of March 15, 2005, by and between the Registrant and ARE-10933 North Torrey Pines, LLC

10.29(1)	First Amendment to Lease Agreement, dated as of May 19, 2005, by and between the Registrant and ARE-10933 North Torrey Pines, LLC

10.30(1)	Second Amendment to Lease, dated as of December 1, 2011, by and between the Registrant and ARE-10933 North Torrey Pines, LLC

10.31†(1)	Amendment No. 1 to Collaborative License Agreement, dated as of April 10, 2014, by and between the Registrant and The California Institute for Biomedical Research

10.32†	Co-Development and License Agreement, dated as of April 10, 2014, by and between the Registrant and Zhejiang Hisun Pharmaceuticals Co., Ltd.

10.33#(2)	Employee Stock Purchase Plan

10.34#(2)	Executive Incentive Plan

10.35#(2)	Amendment to 2013 Equity Incentive Plan

10.36#(3)	Amendment to Executive Employment Agreement, dated as of June 6, 2014, by and between the Registrant and Dr. Lawson Macartney

10.37#(3)	Amendment to Executive Employment Agreement, dated as of June 6, 2014, by and between the Registrant and Dr. Peter Kiener

10.38#(3)	Amendment to Executive Employment Agreement, dated as of June 6, 2014, by and between the Registrant and Mr. Simon Allen

10.39#(3)	Third Amendment to Executive Employment Agreement, dated as of June 6, 2014, by and between the Registrant and Dr. John W. Wallen, III

10.40#(3)	Second Amendment to Severance and Change in Control Agreement, dated as of June 6, 2014, by and between the Registrant and Ms. Crispina Calsada

Exhibit Number	Description of Exhibit

23.1(3)	Consent of Independent Registered Public Accounting Firm

23.2(3)	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1(1)	Power of Attorney (included on signature page)

24.2(2)	Power of Attorney of Eric H. Bjerkholt (included on signature page)

(1)	Filed with the Registrant’s Registration Statement on Form S-1 on May 2, 2014.
(2)	Filed with the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 on June 3, 2014.
(3)	Filed with the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on June 9, 2014.
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933.
#	Indicates management contract or compensatory plan.